Pledge Agreement

No.: Shen Dan (2009) Nian Wei Dai Bao Zi (265-4)

Pledgee (Party A):	Shenzhen Small & Medium Enterprises Credit Guarantee Centre Co., Ltd.
Address:	Floor 16, Ping’an Bank Building, No. 1099 Shennan Zhong Road, Futian District, Shenzhen

Pledgor (Party B): Wu Zuxi  （ID card No.:）
Address:

Borrower (Party C): Feigeda Electronic (SZ) Co., Ltd.
Address:

Party A, Party C and the Shenzhen Branch of Industrial Bank Co., Ltd. (hereinafter referred to as the “Entrusted Bank”) entered into the Entrusted Agreement For Loan Release and Entrusted Loan Agreement numbered Shen Dan (2009) Nian Wei Dai (jie) Zi (265) (hereinafter collectively referred to as the “Entrusted Loan Agreement). According to the Entrusted Loan Agreement, Party A entrusted the Entrusted Bank to release a RMB loan to Party C.

Party B hereby agrees to provide a pledge guarantee to Party A per Party C’s request. Party A, Party B and Party C enter into this Agreement after reaching a consensus through negotiations.

Article 1 Pledge Property
Party B provides to Party A the following property of which Party B is duly entitled to dispose to serve as the pledge property:
Pledge Fund: RMB2,100,000.00; Depositing Means: The same amount of RMB350,000.00 is deposited on a monthly basis starting from the 18th month upon the loan release date to the following (1) account:
(1)	Beneficiary: Shenzhen Small & Medium Enterprises Credit Guarantee Centre Co., Ltd.
Bank Of Deposit: Operation Office of Pingan Bank
Account Number:
(2)	Beneficiary:
Bank Of Deposit:
Account Number:

Article 2 Pledge Scope
The scope covered by the pledge is: the principal, interest and delayed repayment interest under the Entrusted Loan Agreement; the liquidated damages paid to Party A; all the cost paid by Party A to realize its creditor’s rights (including but not limited to insurance fee, attorney fee, litigation fee, auction fee, execution fee and assessment fee).

In the event of Party C’s failure to perform its obligation, Party B shall immediately repay all the amounts in full within the said scope covered by the pledge.  In the event of Party B’s failure of or incomplete performance of repayment of the debts prescribed in the preceding clause, Party B shall agree and authorize Party A to directly own the pledge property provided by Party B to offset the debt or to enjoy the repayment priority from the amounts of auction or sale of the pledge property.

Article 3 Pledge Term
The pledge term is starting from the effective date of this Agreement until the expiry of the statute of limitation of the creditor’s right under the Entrusted Loan Agreement pledged that is secured by this Agreement.

Article 4 Validity and Special Agreement
1.
If Party B (including its successor and devisees) is a natural person, the validity hereof shall not be affected by Party B’s material body or property accident (such as death, being declared as death, missing, being declared as missing, loss of capacity for civil acts and suffering from natural disasters). If Party B is a legal person or in the form of other organization, the validity hereof shall not be affected by Party B’s merger, division, reconstruction, transformation with the stock system and change of the affiliation relationship.

2.
The Parties hereby agree in particular, that Party A is entitled to directly exercise the pledge right within the scope covered by the pledge hereunder whether Party A’s creditor’s rights to Party C is secured by any other guarantees.

Article 5 Declaration
Party B hereby declares to Party A:
1.
Party B is aware of and acknowledges, that Party A entrusts the Entrusted Bank to release the loan under the Entrusted Loan Agreement. As the entrustor under the legal relationship of entrusted loan, Party A is entitled to directly and independently exercise all the rights under the Entrusted Loan Agreement and this Agreement in name of its own, which means Party A is entitled to all the rights under the Entrusted Loan Agreement and this Agreement and institute a legal action, arbitration or other legal proceeding independently according to this Agreement and relevant agreements.

2.	Party B has been aware of Party C’s business scope, credits and the actual purpose of the loan and agrees to provide guarantee thereto.

3.	Party B has fully understood, comprehended and accepted any and all clauses under this Agreement and other agreements in connection with the Entrusted Loan Agreement.
4.
In the event of Party B’s being a legal person or in the form of other organization, the pledge provided by Party B hereunder has been authorized by its board of directors or the according highest organ of power and is in accordance with the laws, regulations, policies and the articles of association as applicable to Party B. In the event of Party’s execution hereof being in breach of its articles of association and other internal regulations, Party B shall be responsible to the liabilities and shall not to refuse to perform the guarantee obligation hereunder for its execution hereof being in breach of its articles of association and other internal regulations.

5.	In the event of a joint ownership of the pledge property, the pledge hereunder shall be agreed by all the co-owners.
6.
All the materials provided by Party B to Party A are true, complete, legal and valid.  Except for the pledge hereunder, the pledge property and its property rights are not affected by any other pledge, lien or debt liability, or involved in any dispute regarding ownership or rights of use or disposal or bankruptcy procedures.

7.
Party B acknowledges that any change of relevant clauses under the Entrusted Loan Agreement shall not be subject to Party B’s consent, and Party B’s guarantee obligation shall not be alleviated therefor.

Article 6 Rights and Obligations of the Parties
1.	Without the written consent of Party A, Party B shall not donate, lease, transfer the possession of, convert the value into cash or dispose of the pledge property hereunder in any other ways.
2.
In the event of sealing up, freezing or other compulsory measures on the pledge property, Party B shall immediately notify Party A in writing and Party B shall be obliged to notify the authority responsible for the sealing up and freezing that the property concerned has been pledged.

3.
In the event of an objection or a dispute in relation with validity of the ownership of or the legal disposal rights of the pledge property and the pledge hereunder as raised by the third party during the pledge term, Party B shall be responsible for all the liability and liable for all Party A’s loss resulted therefrom.

4.
In the event of a possibility of loss of or apparent decrease of the value of the pledge property during the pledge term that is sufficient to threaten the rights and interests of Party A, Party B shall provide corresponding guarantee within 30 days upon Party A’s request.  Provided that the value decrease of the pledge property is not caused by Party A’s fault, Party B shall provide a guarantee of which the value is equivalent to the decrease value within 30 days.  If Party B fails to do so, Party A is entitled to dispose of the pledge property and use the price obtained therefrom to offset the arrears in advance.

5.	Party B shall provide relevant documents and materials promptly, accurately and completely per Party A’s request and subject itself to Party A’s examination.
6.	Party A is entitled to the natural derivatives from the objects of the pledge.
7.	Party A is entitled to derivative rights of the pledge equity (or shares). Derivative rights of the pledge equity (or shares) refer to bonus and other incomes from the pledge equity (or shares).
8.
Party B authorizes Party A to consult Party B’s credit with the basic credit database of People’s Bank of China, credit database approved by the authorities responsible for loan credit information collection or relevant units, departments and persons. Party B agrees to provide its credit information to the basic credit database of People’s Bank of China and the credit database approved by relevant authorities.

Article 7 Default and Realization of the Pledge Rights
1.	Party B agrees and authorizes Party A to auction, sell or directly own or dispose of the pledge property in other legal ways to realize the pledge rights under any one of the following circumstances:
1)	Party C fails to repay the principal and interest on the due date;
2)	The Entrusted Bank recovers the loan in advance according to the Entrusted Loan Agreement and the request of Party A;
3)	Party B or Party C is declared bankrupt or dissolved;
4)
Party B or Party C suffers from material deterioration of the business, transfers assets or withdraws capitals contributed to evade the debts or other circumstances where it may lose its performance capacity of the repayment obligation.

2.
Unless otherwise provided hereunder, any amounts paid by Party B to Party A to fulfill the guarantee obligation or any amounts obtained from the disposal of the pledge property shall be subject to the following sequences of repayment:

1)	Costs for realization of the creditor’s rights;
2)	Interest, delayed repayment interest and liquidated damages;
3)	The principal of the creditor’s rights;
4)	Other amounts unpaid by Party C.

Article 8 Registration, Transfer and De-registration of the Pledge Property
1.
In the event that pledge registration is required, Party B shall be obliged to duly complete the pledge registration formalities with relevant documents upon execution hereof.  The originals of the right vouchers of the pledge property shall be under the custody of Party A during the pledge term.

2.	Party B shall immediately transfer the originals of the right voucher to Party A for preservation if the right voucher needs to be transferred to Party A upon execution hereof.

3.
This Agreement shall be terminated upon the repayment of all the debts by Party C or Party B.  Party A shall immediately return the originals of the right vouchers to Party B and issue written documents regarding its consent to pledge de-registration. The de-registration formalities are to be conducted by Party B. Party B agrees, that Party C can be entrusted to handle the matters about obtaining the originals of the right voucher and pledge de-registration.

Article 9 Relevant Costs
1.	Party C shall assume the costs of storage fee, assessment fee, verification fee, insurance fee and notarization fee hereunder.
2.
Party C shall repay the amounts that Party A pays in advance due to Party C’s failure to pay off the amounts hereunder.  Party A is entitled to claim interest calculated by the interest rate for current flow loan for the same level as regulated by People’s Bank of China starting from the date when Party A pays the said amounts in advance.

3.	Party C authorizes Party A and the Entrusted Bank to deduct the abovementioned amounts and interest from any accounts thereof.

Article 10 Reservation of Rights
During the performance period hereof, in the event Party B delays its performance, any tolerance or grace period granted by Party A or the Entrusted Bank on Party B’s any default or delayed performance during the performance hereof shall not impair, affect or restrict any and all the rights enjoyed by Party A under this Agreement and relevant laws, or be deemed as Party A’s permission or implied acceptance of any default, or be deemed as a waiver of the rights to take actions against the current or future breach of Party B.

Article 11 Notice
Party B shall notify Party A in advance of any change of addresses, telephone numbers and facsimile numbers, otherwise it shall be deemed as fulfillment of the notice obligation when Party A sends the notice to the address and number as originally provided by Party A.

Article 12 Supplement and Modification
Any modification or supplement hereto shall be conducted in writing.

Article 13 Applicable Laws and Dispute Settlement
This Agreement is governed by the Laws of People’s Republic of China.  The Parties may negotiate to resolve the disputes arising out of the performance hereof; if the dispute cannot be resolved by negotiation, it may be resolved by the 1st means of the followings:
1.	Litigation: institute a legal action with the People’s Court of Shenzhen with jurisdiction;
2.
Arbitration: institute an arbitration proceeding with the_____ arbitration organization of the followings and the effective arbitration rule of the arbitration organization when the application is filed is applicable:

(1)	South China Sub-commission of China International Economic and Trade Arbitration Commission;
(2)	Shenzhen Arbitration Commission

Article 14 Effectiveness
This Agreement becomes effective upon execution and stamping by the authorized signatories of the Parties (If the Party is a natural person, the Agreement becomes effective upon execution.)

Article 15 Originals
This Agreement has three originals with the same effect and force and each of the three Parties holds one.

Article 16 Other Clauses
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Party A:	Shenzhen Small & Medium Enterprises Credit Guarantee Centre Co., Ltd. Official Stamp )
Signatory with Authorization:  /s/ [illegible signature]            (Signature)
Signature Date:                 Year                 Month                 Day

Party B: Wu Zuxi  （ID card No.）（Official Stamp）
Signatory with Authorization: /s/ Wu Zuxi             (Signature)
Signature Date:                 Year                 Month                 Day

Party C: Feigeda Electronic (SZ) Co., Ltd.   （Official Stamp）
Signatory with Authorization: /s/ [illegible signature]         (Signature)
Signature Date:                 Year                 Month                 Day